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                                                                   Exhibit 10.33

                            RENEWAL PROMISSORY NOTE
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$10,000,000.00
                                                                  April 17, 200l
                                                          Camden County, Georgia

     FOR VALUE RECEIVED, the undersigned, REGENERATION TECHNOLOGIES, INC. (the "Borrower"), a Delaware corporation, hereby promises to pay to the order of BANK OF AMERICA, N.A. (the "Bank"), whose address is 9000 Southside Blvd., Bldg.
100, Jacksonville, Florida 32256, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00), or so much of the principal hereof as may be outstanding from time to time, together with interest on the outstanding principal balance hereof at the rate provided herein. This Note shall be governed by the following provisions:

     1. Loan Agreement. The Borrower and the Bank have executed a Loan Agreement
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(as amended or restated from time to time, the "Loan Agreement") of even date herewith. The loan evidenced by this Note is a revolving loan, and the Borrower may borrow, repay and reborrow principal amounts during the term hereof subject to the terms contained herein and in the Loan Agreement. Notwithstanding the foregoing, the outstanding principal balance hereof shall not exceed
$10,000,000 at any one time (or such lesser amount as may be set forth in the Loan Agreement). This Note is the Note described in the Loan Agreement.

     2. Payments.
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          (a) The Borrower shall pay all accrued interest hereunder on the 24th day of each calendar month commencing on April 24, 2001, and continuing on the 24th day of each calendar month thereafter.

          (b) The Borrower shall pay all outstanding principal hereunder, together with all then accrued and unpaid interest, immediately upon the expiration or termination of the Revolving Period (as defined in the Loan Agreement).

     3. Interest.
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          (a) Interest shall initially accrue on the outstanding principal balance of this Note at the Adjusted Libor Rate (as defined herein) in effect on the date of this Note. The rate of interest shall be adjusted on each Interest Rate Adjustment Date (as defined herein) so that interest shall accrue at the Adjusted Libor Rate for the Interest Period (as defined herein) commencing on such Interest Rate Adjustment Date. For purposes of this paragraph, the following terms shall have the following meanings:

               (i) "Adjusted Libor Rate" for each Interest Period shall mean a rate that is equal to the applicable Libor Rate plus the Applicable Margin (as defined herein). The Libor Rate for each Interest Period shall mean the offered rate for

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THIS NOTE RENEWS AND MODIFIES THAT CERTAIN PROMISSORY NOTE DATED SEPTEMBER 24,
1999, EXECUTED BY THE BORROWER IN FAVOR OF THE BANK IN THE PRINCIPAL AMOUNT OF $6,000,000.
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          deposits in United States dollars in the London Interbank market for a one month period which appears on the Libor Rate Reference Page (as defined herein) as of 11:00 a.m. (London time) on the day that is two London Banking Days (as defined herein) preceding the first Banking Business Day (as defined herein) of the Interest Period. If at least two such offered rates appear on the Libor Rate Reference Page, the rate will be the arithmetic mean of such offered rates. The Bank may, in its discretion, use rate quotations for daily periods in lieu of quotations for substantially equivalent monthly periods.

               (ii) The "Applicable Margin" shall be determined as follows:

                    (aa) The Applicable Margin shall be 2.0% per annum from the date hereof through March 31, 2002.

                    (bb) The Applicable Margin shall be adjusted on April 1,
               2002, and on each July 1, October 1, January 1 and April 1 thereafter (each such date, including April 1, 2002, a "Margin Adjustment Date") based upon Borrower's Debt Ratio (as defined in the Loan Agreement) as of the calendar quarter end immediately preceding each Margin Adjustment Date. The Applicable Margin shall be adjusted on each Margin Adjustment Date to: (1) 2.5% per annum if the Borrower's Debt Ratio as of the calendar quarter end immediately preceding the Margin Adjustment Date exceeds 2.5 to 1; (2) 2.25% per annum if the Borrower's Debt Ratio as of the calendar quarter end immediately preceding the Margin Adjustment Date is greater than 2.0 to 1 but equal to or less than to 2.5 to 1; (3) 2.0% per annum if the Borrower's Debt Ratio as of the calendar quarter end immediately preceding the Margin Adjustment Date is greater than 1.5 to 1 but equal to or less than to 2.0 to 1; (4) 1.75% per annum if the Borrower's Debt Ratio as of the calendar quarter end immediately preceding the Margin Adjustment Date is greater than 1.0 to 1 but equal to or less than to 1.5 to 1 or (5) 1.5% per annum if the Borrower's Debt Ratio as of the calendar quarter end immediately preceding the Margin Adjustment Date is equal to or less than 1.0 to 1. The Applicable Margin, as adjusted on each Margin Adjustment Date, shall continue in effect until adjusted on a subsequent Margin Adjustment Date.

               (iii) "Banking Business Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in Jacksonville, Florida are closed for business.

               (iv) "Interest Period shall mean: (aa) an initial period commencing on the date hereof and continuing through April 23, 2001; and (bb) each period thereafter commencing on each Interest Rate Adjustment Date and continuing through the day immediately preceding the next Interest Rate Adjustment Date.

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               (v) "Interest Rate Adjustment Date" shall mean the 24th day of
          April, 2001, and the 24th day of each calendar month thereafter.

               (vi) "Libor Rate Reference Page" shall mean any of the following reference pages or sources (as selected from time to time by the Bank in its discretion): (aa) the Reuters Screen LIBO Page; (bb) the Dow Jones Telerate Page 3750; or (cc) such other index or source as the Bank may in its sole discretion select showing rates offered for United States dollar deposits in the London Interbank market.

               (vii) "London Banking Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in London, England are closed for business.

          (b) Interest shall be calculated on the basis of a 360 day year (based upon the actual number of days elapsed).

          (c) The total liability of the Borrower and any endorsers or guarantors hereof for payment of interest shall not exceed any limitations imposed on the payment of interest by applicable usury laws. If any interest is received or charged by any holder hereof in excess of that amount, the Borrower shall be entitled to an immediate refund of the excess.

          (d) Upon the occurrence of an Event of Default hereunder, interest shall accrue at the Default Rate hereinafter set forth notwithstanding the provisions of this section.

     4. Prepayment. The Borrower shall be entitled to prepay this Note in whole
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or in part at any time without penalty.

     5. Application of Payments. All payments hereunder shall be applied first
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to the Bank's costs and expenses, then to fees authorized hereunder or under the
Loan Agreement, then to interest and then to principal.

     6. Default. An Event of Default shall be deemed to have occurred hereunder
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upon the occurrence of an Event of Default under the Loan Agreement. If any
Event of Default or any Default (as defined in the Loan Agreement) shall occur, any obligation of the Bank to make advances hereunder shall be terminated without notice to the Borrower. In addition, if any Event of Default shall occur, the Bank may declare, in the manner set forth in the Loan Agreement, the outstanding principal of this Note, all accrued and unpaid interest hereunder and all other amounts payable under this Note to be forthwith due and payable. Thereupon, the outstanding principal of this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of any Event of Default, the outstanding principal of this Note, and any accrued and unpaid interest, shall bear interest at a

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rate of either four percent (4.0%) per annum above the Prime Rate after default until paid or, if such rate is usurious under the laws of Florida, then at the highest legal rate permissible thereunder (the "Default Rate"). For purposes hereof, the "Prime Rate" shall mean the rate of interest announced from time to time by the Bank (or any successor thereto) as its prime rate. The Default Rate shall change on each day that the Prime Rate changes.

     7. Expenses. All parties liable for the payment of this Note agree to pay
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the Bank all costs incurred by it in connection with the collection of this
Note. Such costs include, without limitation, fees for the services of counsel and legal assistants employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal or otherwise. All such parties further agree to indemnify and hold the Bank harmless against liability for the payment of state documentary stamp taxes, intangible taxes or other taxes (including interest and penalties, if any), excluding income or service taxes of the Bank, which may be determined to be payable with respect to this transaction.

     8. Late Charge. If any scheduled payment hereunder is 15 or more days late,
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the Borrowee; shall pay a fee equal to 4% of the unpaid portion of the scheduled payment. The fee is not a penalty, but liquidated damages to defray administrative and related expenses due to such late payment. They shall be immediately due and payable and shall be paid by the Borrower to the Bank without notice or demand. This provision for a fee is not and shall not be deemed a grace period, and Bank has no obligation to accept a late payment. Further, the acceptance of a rate payment shall not constitute a waiver of any default then existing or thereafter arising under this Note.

     9. Setoffs. The Borrower expressly grants to the Bank a continuing first
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lien security interest in any and all money, general or specific deposits, or property of the Borrower now or hereafter in the possession of the Bank. The Borrower authorizes and empowers the Bank, in its sole discretion, at any time after the occurrence of an Event of Default hereunder to appropriate and, in such order as the Bank may elect, apply any such money, deposits or property to the payment hereof or to the payment of any and all indebtedness, liabilities and obligations of such parties to the Bank, whether now existing or hereafter created or arising or now owned or howsoever after acquired by the Bank (whether such indebtedness, liabilities and obligations are or will be joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or unmatured, including, but not limited to, any letter of credit issued by the Bank for the account of the Borrower).

     10. Auto Debit. The Borrower hereby authorizes the Bank to automatically
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deduct the amount of any payment due hereunder from any of the Borrower's accounts now or hereafter maintained with the Bank (including, without limitation, account number 0003660439144). If the funds in such account are insufficient to cover and payment, the Bank shall not be obligated to advance funds to cover the payment.

     11. Miscellaneous. The Borrower and all sureties, endorsers and guarantors
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of this Note shall make all payments hereunder in lawful money of the United
States at the Bank's address set forth herein or at such other place as the Bank may designate in writing. The

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remedies of the Bank as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of the Bank and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Bank, including specifically any failure to exercise any right, remedy or recourse, shall be effective, unless set forth in a written document executed by the Bank and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event. This Note shall be construed and enforced in accordance with Florida law and shall be binding on the successors and assigns of the parties hereto. The term "Bank" as used herein shall mean any holder of this Note. The Borrower and all sureties, endorsers and guarantors of this Note hereby: (i) waive demand, notice of demand, presentment for payment, notice of nonpayment or dishonor, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, or in the Bank's enforcing any of its rights under any guaranties securing the repayment hereof; (ii) agree to any substitution, addition or release of any collateral or any party or person primarily or secondarily liable hereon; (iii) agree that the Bank shall not be required first to institute any suit, or to exhaust his, their or its remedies against the Borrower or any other person or party to become liable hereunder, or against any collateral in order to enforce payment of this Note; (iv) consent to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgency with respect hereto without notice, consent or consideration to any of them; and (v) agree that, notwithstanding the occurrence of any of the foregoing (except with the express written release by the Bank of any such person), they shall be and remain jointly and severally, directly and primarily, liable for all sums due under this Note.

     12. NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE
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FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF
PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                              REGENERATION TECHNOLOGIES, INC.


                                              By: /s/ Richard R. Allen
                                                 -------------------------------
                                                 Its:   CFO/Secretary/Treasurer
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                                                            (CORPORATE SEAL)

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STATE OF GEORGIA

COUNTY OF CAMDEN


     The foregoing instrument was executed, acknowledge and delivered before me this 17th day of April, 2001, by RICHARD R. ALLEN, the CFO/SEC/TREAS of Regeneration Technologies, Inc., on behalf of the corporation, in Camden County, Georgia.


                                   /s/ Suzanne A. Guay
                                   -------------------------------
                                   Notary Public, State and County
                                    Aforesaid
                                   Print Name: Suzanne A. Guay
                                              ----------------------------------
                                   My commission expires: Notary Public,
                                                          Camden County, Georgia
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                                   My commission number: My Commission Expires
                                                         Aug. 21, 2004
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                                              (NOTARIAL SEAL)

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